Exhibit 99.1

Contact:	Jennifer-Robyn Dunn
Goldleaf Financial Solutions, Inc.
407.481.0090

Goldleaf Appoints Robert McCabe Jr. as Chairman of the Board
30-year Financial Industry Veteran Leads Board of Rapidly Growing Bank Technology Firm

BRENTWOOD, Tenn. (November 20, 2006) – Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a provider of technology-based solutions for financial institutions, today announced the appointment of Robert A. McCabe, Jr. to chairman of the board.  As Chairman of the Board, McCabe Jr. will focus on several key initiatives for the Company, including corporate governance as well as growth, both internally and through acquisitions. Mr. McCabe is also currently chairman of the board’s audit committee.

          Mr. McCabe currently serves as Chairman of the Board for Pinnacle Financial Partners, the largest Nashville, Tenn.-based financial institution. At Pinnacle, Mr. McCabe oversees the business development efforts of the company and the trust, asset management and insurance divisions.  Since inception less than six years ago, Pinnacle has amassed more than $2 billion in assets, citing record loan growth, earnings and superior credit quality. Pinnacle prides itself on offering a distinctive financial experience, facilitating a relationship-based experience emphasizing service and advice.

          Mr. McCabe brings more than 30 years of experience in the banking industry to Goldleaf’s six-person board. Presently, he sits on the board and leadership team for Pinnacle Financial Partners, SSC Service Solutions of Knoxville, Tenn., and National Health Investors of Murfreesboro, Tenn. In addition, he is very active in the community and is highly involved in the revitalization of the downtown area.

          “To fully carry out our mission, we rely on a dynamic board with diversified skills inspired by a common vision,” said Lynn Boggs, CEO of Goldleaf Financial Solutions. “As a recognized industry leader with extensive expertise, Mr. McCabe is the perfect fit to chair Goldleaf’s Board of Directors. Mr. McCabe’s values dovetail perfectly with our corporate goals - from his customer-centric philosophy to his dedication to community. We are excited to welcome him as our Chairman and look forward to his proven leadership and experience to guide our strategic vision.”

          Mr. McCabe began his career with Park National Bank, which was acquired by First American in National Bank in 1985. In 1989, McCabe Jr. was named president and CEO for First American’s East Tennessee region. He continued in that position until 1991 when he was named president of First American’s Corporate Banking division. McCabe Jr. was named vice chairman in 1994 and served in this capacity until his appointment to manage all banking and non-banking operations at First American in 1999.

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GFSI Appoints McCabe Chairman of the Board

November 20, 2006

About Goldleaf

          Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, a teller automation system, turn-key leasing solutions, financial institution Web site design and hosting and retail inventory management services.  Goldleaf believes its full suite of products and services will allow financial institutions and their small- to medium-sized business customers to better compete more effectively in today’s aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the company at www.goldleaf.com.

Safe Harbor Statement

          Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the Company’s suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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